ENERGY EDGE TECHNOLOGIES CORPORATION

AND

TRILLACORPE/BK LLC

SUBSIDIARY AGREEMENT AND JOINT DEVELOPMENT FOR THE OBTAINING OF PRIVATE SECTOR WORK AND GOVERNMENT CERTIFICATIONS, DESIGNATIONS, AND OTHER AUDITABLE PLATFORMS AND PROCEDURES IN THE UNITED STATES.

CO-OPERATING AGREEMENT

November 9, 2011

ARTICLE 1.    GENERAL

This Co-Operating Agreement(the “Agreement”) was formed as accord to the relevant laws, rules and regulations of the state of New Jersey, in the United States of America. Based upon principle of mutual benefits and equity, and after pleasant negotiation, it was unanimously consent by and entered into by Energy Edge Technologies Corporation and Trillacorpe/BK LLC for the purpose of developing a joint venture for obtaining private sector work and government certifications, designations, and other auditable platforms and procedures within the United States on behalf.

ARTICLE 2.   CO-OPERATING PARTIES

The parties to this Agreement are:

A.	Energy Edge Technologies Corporation, a New Jersey company, with offices at 1200 Route 22 East, Suite 2000, Bridgewater, NJ 08807 (“EEDG”).

B.	Trillacorpe/BK LLC, a Michigan limited liability company, doing business as “Trillacorpe Construction,” with offices at 30100 Telegraph Road, Suite 366, Bingham Farms, MI 48025 (“Trillacorpe”).

For purposes of this Agreement the aforementioned parties shall herein collectively referred to as “Parties” or individually as “Party.”

ARTICLE 3.    SUBSIDIARY

EEDG has established the subsidiary [COMPANY NAME TO BE DETERMINED], a New Jersey company, with offices at 1200 Route 22 East, Suite 2000, Bridgewater, NJ 08807 (the “Subsidiary”). The parties shall develop, mutually the name of the subsidiary as well as determine the vehicle’s format at a later date.

A. Ownership. The ownership of the Subsidiary by the Parties is as follows:

i. EEDG – 70 percent
ii.  Trillacorpe – 30 percent
(All Finder’s Fees relating to this Agreement shall be paid by EEDG)

B. Purpose. The Subsidiary has been established to: (i) attempt to get EEDG certified for federal government work; (ii) conduct all federal government energy efficiency work on behalf of EEDG; (iii) conduct energy work done for customers introduced to EEDG by Trillacorpe; (iv)conduct any and all work done with third-party suppliers of “green” power on behalf of EEDG; (v) potentially acquire its own trading symbol; (vi) and to conduct other lawful business.

C. Independent Operation of Subsidiary.  Subject to the provisions of this Agreement, the Subsidiary shall operate as an independent entity separate and apart from the Parties.  The Subsidiary shall take such actions as are consistent with the operation of an independent business, including entering into and fully performing its own contracts.

D. Compliance with Applicable Law.  The Subsidiary shall, and the Parties shall at all times cause the Subsidiary to, conduct all of its activities in full compliance with applicable laws and all ethics and compliance policies adopted from time to time by the Subsidiary.

E. Management Structure. The management team, initially shall be EEDG’s responsibility, but as the entity grows in size and with success, the parties will develop business strategy and operations with a mutually agreeable strategy, to be determined in the future.

ARTICLE 4.  OBJECTIVE

Trillacorpe will be initiating and conducting EEDG’s efforts to obtain government certifications, designations, and other auditable platforms and procedures.  Under this Agreement, Trillacorpe will use its best efforts to position EEDG (and its Subsidiaries) to become standalone federal contractors within six months of the date of the Agreement, and give them the ability to bid on their own governmental work, as well as collaborate with other firms and organizations such as Trillacorpe.

ARTICLE 5.   COMPENSATION

Compensation.  As consideration for the services rendered by Trillacorpe in connection with the Subsidiary, Trillacorpe shall receive two (2) millions shares of EEDG restricted common stock.

ARTICLE 6.    CO-OPERATING PERIOD
All Parties have an intention for a long-term co-operating relationship, however, the initial term for the co-operation is set at 6 months (the “Term”) to adhere to Federal guidelines. The agreement will automatically renew every 6 months thereafter in perpetuity unless terminated per Article 8 of the agreement.

ARTICLE 7.   CHANGES
Previous mutual consent must be obtained by all Parties for changes (other than termination) to this Agreement.

ARTICLE 8.    TERMINATION; SURVIVAL

This Agreement shall commence on the date stated on the signature page attached hereto, and shall continue for the Term provided for under Article 7 of this Agreement, unless earlier terminated as hereinafter provided.

This Agreement may be earlier terminated as follows:

A. Disability or Death of Party.  Any Party may terminate this Agreement on the date that is thirty (30) consecutive days from the date that any Party is unable to fully perform the essential duties and responsibilities hereunder, by reason of illness, injury, death or other incapacity of such personnel, wherein the Party has been unable to remedy such inability to deliver under this Agreement after a fifteen (15) day written notice from the Party of such incapacity.

B. Cause.  Any Party may terminate this Agreement at any time, upon notice to the other Parties for “cause.”  For purposes of this Agreement, “cause” shall mean:

i.	Commission of any act of fraud, misappropriation or personal dishonesty relating to this Agreement or the Subsidiary in any material way;
ii.	The commission of any negligent act or omission in the performance of the duties owed by any Party under this Agreement;
iii.	Demonstrably willful and deliberate violation of any obligation owed by any Party hereunder;
iv.	Material disclosure of any confidential information, other than as required under the performance of the Agreement; or
v.	Abandonment of or the refusal to perform any of the duties required under this Agreement.

C. Without Cause.  Any Party may terminate this Agreement upon not less than thirty (30) days’ written notice to the other Parties at their sole discretion without specifying any cause as set forth in this section.

Upon termination of this Agreement for any reason, the rights and duties of the Parties under this Agreement shall terminate.

ARTICLE 9.  FURTHER ASSURANCES
Subject to the terms and conditions of this Agreement, each Party shall use reasonable commercial efforts to take, or cause to be taken, all actions and to do, or cause to be done, with in reason, all things necessary or desirable under applicable law, to consummate or implement the Agreement. The Parties shall execute and deliver, as appropriate or required as the case may be, to execute and deliver, such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable to consummate or implement this Agreement and the duties and responsibilities hereunder.

ARTICLE 10.   CERTAIN FILINGS; CONSENTS

The Parties shall cooperate with each other (a) in determining whether any action by or in respect of, or filing with, any governmental authority is required, or any actions, consents, approvals or waivers are required to be obtained in respect to this Agreement and (b) subject to the terms and conditions of this Agreement, in taking any such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

ARTICLE 11.   FORCE MAJEURE

Any delay in or failure of performance by any Party under this agreement shall not be considered a breach of this agreement, and shall be excused provided the Party failed to perform has notified the other Party with suitable evidence within three (3) days from the date of such occurrence, to the extent caused by but not limited to earthquake, flood, fire, war or any occurrence beyond the reasonable control of such Party. All Parties shall resolve the issue by referencing to the extent of the resultant damages.

ARTICLE 12.   JURISDICTION

The enforcement, interpretation, execution and arbitration are under the jurisdiction of the state of New Jersey unless in conflict with Federal Law.  Federal law supersedes New Jersey state law, and EEDG and Trillacorpe will adhere to Federal Law at all times, notwithstanding NJ law.

ARTICLE 13.   ARBITRATION

All Parties shall resolve by pleasant discussion for any conflict arising out of the execution of this Agreement, or for any conflict in relation to this Agreement. If it is not resolved by pleasant discussion, any and all disputes or controversies, whether of law or fact and of any nature whatsoever arising from or connect to this Agreement, shall be decided by binding arbitration in accordance with Title 9 of the United States Code and the Commercial Arbitration Rules of the American Arbitration Association (the “Association”).  If the Parties are unable to agree upon a single arbitrator, the arbitrator shall be a single, independent arbitrator selected by the Association.  Arbitration shall take place any location mutually agreeable to the Parties.  The Parties agree that the decision of the arbitrator shall be final and binding upon the Parties hereto and any court of competent jurisdiction may enter all persons claiming under and through them, and judgment thereon.  The Parties to such arbitration shall pay the fees and expenses of the arbitrator equally.

ARTICLE 14.  SUCCESSORS AND ASSIGNS

This Agreement shall be for the benefit of binding the Parties and their assigns.  No Party shall assign, pledge, hypothecate, or transfer its interest in this Agreement, or delegate its duties hereunder, without the express, prior written consent of the other Parties.

ARTICLE 15.  HEADINGS

The headings in this Agreement are inserted for convenience only and shall not be used to define, limit or describe the scope of this Agreement or any of the obligations herein.

ARTICLE 16.   INDEMNIFICATION

Except as provided below, the Parties shall indemnify each other and their respective parents, affiliates and subsidiaries, and each of their respective directors, officers, agents, representatives, investors, administrators, successors and assigns (collectively “Indemnified Parties”), and hold the Indemnified Parties harmless from and against any and all claims, actions, damages, consequential damages, liabilities and expenses, including without limitation, reasonable attorneys’ fees and costs (collectively “Losses”) that are brought or asserted against the Indemnified Parties after the date of the Agreement under any theory of liability, and which Losses are occasioned by any breach of this Agreement or by any act or omission in the performance of this Agreement by the other Party or its respective parents, affiliates and subsidiaries, and each of its respective directors, officers, agents, representative, investors, successors, and assigns.

The Indemnified Parties agree that the indemnification and reimbursement commitments set forth in this section of this Agreement shall apply whether or not any Indemnified Party is a formal Party to any such lawsuit, claim, or other proceeding, and that each of the Indemnified Parties is entitled to retain separate legal counsel of its choice in connection with any of the matters to which such commitments relate and that such commitments shall extend beyond the Term of this Agreement.

ARTICLE 17.  ATTORNEY’S FEES

In the event of any court proceeding to enforce the terms hereof or of any dispute hereunder, the prevailing Party in such proceeding and/or dispute shall be entitled to recover its expenses associated therewith including, without limitation, reasonable attorneys’ and paralegals’ fees and costs through and including all trial and appellate levels and post-judgment proceedings.

ARTICLE 18.  NOTICES

Any notice required to be given or otherwise given pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by certified mail, return receipt requested or sent by recognized overnight courier service as follows:

If to EEDG:

Energy Edge Technologies Corporation
Attn:  Robert Holdsworth, President
1200 Route 22 East, Suite 2000
Bridgewater, NJ08807

If to Trillacorpe:

Trillacorpe/BK LLC
Attn: Frank Campanaro, CEO
30100 Telegraph Road, Suite 366
Bingham Farms, MI 48025

ARTICLE 19.  NO WAIVER

No waiver of any provision of this Agreement shall be effective unless it is in writing, signed by the Party against whom it is asserted and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

ARTICLE 20.  SEVERABILITY

If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

ARTICLE 21.   FINAL AGREEMENT

This Agreement constitutes the final understanding and agreement between the Parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings, and agreements between the Parties, whether oral or written.

ARTICLE 22.   NO MODIFICATION

This Agreement may not be amended or modified except by a written agreement signed by all the Parties.

ARTICLE 23.  EXECUTION IN COUNTERPARTS

This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

ARTICLE 24.  AUTHORITY TO BIND

A responsible officer of each Party has read and understands the contents of this Agreement and is empowered and duly authorized on behalf of that Party to execute it.

[Remainder of the page left intentionally blank, signature page to follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of November ____, 2011.

Energy Edge Technologies Corporation ___________________________________ Robert Holdsworth, President	Tillacorpe/BK LLC ___________________________________ Frank Campanaro, CEO